                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                             -----------------------

 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                            TO SECTION 305(B)(2)____

                            -------------------------

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   95-4655078
                      (I.R.S. Employer Identification No.)

                101 California Street, San Francisco, California
                    (Address of principal executive offices)

                                      94111
                                   (Zip Code)

                                   James Nagy
                            Assistant Vice President
          Chase Manhattan Bank and Trust Company, National Association
                        101 California Street, Suite 3800
                         San Francisco, California 94111
                                 (415) 954-2367
            (Name, address and telephone number of agent for service)

                              ZIONS FINANCIAL CORP.
                              ZIONS BANCORPORATION
               (Exact name of Obligor as specified in its charter)

                                    Delaware
                                      Utah
         (State or other jurisdiction of incorporation or organization)

                                   87-0676389
                                   87-0227400
                      (I.R.S. Employer Identification No.)

                            c/o Zions Bancorporation
                                 One South Main
                                   Suite 1380
                              Salt Lake City, Utah
                    (Address of principal executive offices)

                                      84111
                                   (Zip Code)

              Fixed/Floating Rate Guaranteed Notes due May 15, 2011
                         (Title of Indenture securities)

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ITEM 1. GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.
          Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

     None.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES

     (a)  None

ITEM 16. LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit 1. Articles of Association of the Trustee as Now in Effect (see
                Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 2. Certificate of Authority of the Trustee to Commence Business
                (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

     Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 5. Not Applicable.

     Exhibit 6. The consent of the Trustee required by Section 321 (b) of the
                Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     Exhibit 8. Not Applicable.

     Exhibit 9. Not Applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 12th day of July 2001.


                                        CHASE MANHATTAN BANK AND TRUST
                                        COMPANY, NATIONAL ASSOCIATION


                                        By /s/ James Nagy
                                           -------------------------------
                                           Assistant Vice President

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EXHIBIT 7. Report of Condition of the Trustee.

CONSOLIDATED REPORT OF CONDITION OF CHASE MANHATTAN BANK AND TRUST COMPANY, N.A.
                                    --------------------------------------------
                                                     (Legal Title)

LOCATED AT 1800 CENTURY PARK EAST, STE. 400 LOS ANGELES, CA      90067
           ---------------------------------------------------------------------
                 (Street)                    (City)    (State)   (Zip)

AS OF CLOSE OF BUSINESS ON MARCH 31, 2001
                           -------------------------

ASSETS DOLLAR AMOUNTS IN THOUSANDS

1.   Cash and balances due from depository institutions (from Schedule RC-A):
          a.   Noninterest-bearing balances and currency and coin (1)            2,438
          b.   Interest bearing balances (2)                                         0
2.   Securities:
          a.   Held-to-maturity securities (from Schedule RC-B, column A)            0
          b.   Available-for-sale securities (from Schedule RC-B, column D)        671
3.   Federal Funds sold and securities purchased agreements to resell           60,850
4.   Loans and lease financing receivables (from Schedule RC-C):
          a.   Loans and leases held for sale                                        0
          b.   Loans and leases, net of unearned income                            471
          c.   LESS: Allowance for loan and lease losses                             0
          d.   Loans and leases, net of unearned income and
               allowance (item 4.b minus 4.c)                                      471
5.   Trading assets (from Schedule RC-D)                                           N/A
6.   Premises and fixed assets (including capitalized leases)                      217
7.   Other real estate owned (from Schedule RC-M)                                    0
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                            0
9.   Customers' liability to this bank on acceptances outstanding                    0
10.  Intangible assets
          a.   Goodwill                                                             21
          b.   Other intangible assets (from Schedule RC-M)                        560
11.  Other assets (from Schedule RC-F)                                           2,460
12.  TOTAL ASSETS (sum of items 1 through 11)                                   67,688

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(1)  INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.

(2)  INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.

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
LIABILITIES

13.  Deposits:
          a.   In domestic offices (sum of totals of columns A and C from
               Schedule RC-E)                                                   33,383
                    (1)  Noninterest-bearing (1)                                10,919
                    (2)  Interest-bearing                                       22,464
          b.   In foreign offices, Edge and Agreement subsidiaries, and IBF'
                    (1)  Noninterest-bearing                                       N/A
                    (2)  Interest-bearing                                          N/A
14.  Federal funds purchased and securities sold under agreements to repurchase      0
15.  Trading liabilities (from Schedule RC-D)                                        0
16.  Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases) (from Schedule RC-M):                                 0
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                        0
19.  Subordinated notes and debentures (2)                                           0
20.  Other liabilities (from Schedule RC-G)                                      6,303
21.  Total liabilities (sum of items 13 through 20)                             39,686
22.  Minority interest in consolidated subsidiaries                                  0

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus                                   0
24.  Common stock                                                                  600
25.  Surplus (exclude all surplus related to preferred stock)                   13,169
26.  a.   Retained earnings                                                     14,233
     b.   Accumulated other comprehensive income (3)                                 0
27.  Other equity capital components (4)                                             0
28.  Total equity capital (sum of items 23 through 27)                          28,002
29.  Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28)                                              67,688

MEMORANDUM

     To be reported with the March Report of Condition.

     1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
          date during 2000                                                           2


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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.


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